SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   September 2, 2009

MET-PRO CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	001-07763	23-1683282
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

160 Cassell Road, P.O. Box 144
Harleysville, Pennsylvania	19438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 723-6751

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant

On September 2, 2009, the Company engaged Marcum LLP (“Marcum”) as its independent registered public accountants. This engagement occurs in connection with the Company’s prior independent public accountants, Margolis & Company P.C. ("Margolis"), combining its practice with Marcum effective as of September 1, 2009. The engagement of Marcum has been approved by the Audit Committee of the Company's Board of Directors.

Pursuant to applicable rules, the Company makes the following additional disclosures:

(a) Margolis’ reports on the consolidated financial statements of the Company as at and for the fiscal years ended January 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(b) During the fiscal years ended January 31, 2009 and 2008 and through August 31, 2009, there were no disagreements with Margolis on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Margolis' satisfaction would have caused it to make reference thereto in connection with its reports on the financial statements for such years. During the fiscal years ended January 31, 2009 and 2008 and through August 31, 2009, there were no events of the type described in Item 304(a)(1)(v) of Regulation S-K.

(c) During the fiscal years ended January 31, 2009 and 2008 and through September 1, 2009, the Company did not consult with Marcum with respect to any matter whatsoever including without limitation with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company's financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or an event of the type described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Margolis with a copy of the foregoing disclosure and requested that it furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made therein. A copy of such letter, dated September 2, 2009, is filed as Exhibit 16.1 to this Report.

Item No. 9.01(d). Exhibits

Exhibit No.	Title

16.1	Letter dated September 2, 2009 from Margolis & Company P.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

      Date:  September 3, 2009
MET-PRO CORPORATION

By: /s/ Raymond J. De Hont
Raymond J. De Hont,
President and Chief Executive Officer